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                                                                    Exhibit (23)



                    [Arthur Andersen LLP Logo Appears Here]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation of our reports dated February 6, 1995 included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-72055, 2-83465, 2-84938, 2-85345, 2-85346, 2-96224, 2-96225,
33-18161, 33-25009, 33-25010, 33-34089, 33-34410, 33-37742, and 33-47572).



/s/ Arthur Andersen LLP

Arthur Andersen LLP

Philadelphia, Pennsylvania
March 30, 1995